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                                                                    Exhibit 23.2



The Board of Directors
LucasVarity plc
44-46 Park Street
London
W14 4DJ

14 May 1999

We consent to the incorporation by reference in the registration statement
No. 333-48443 on Form S-3, 333-43931 on Form S-3, 33-61711 on Form S-3, 33-42870
on Form S-3, 333-27003 on Form S-8, 333-27001 on Form S-8, 333-20351 on
Form S-8, 333-06633 on Form S-8, 333-03973 on Form S-8, 33-53503 on Form S-8,
33-29751 on Form S-8, 2-90748 on Form S-8 and 2-64035 on Form S-8 of TRW Inc. of our report dated 24 March 1999, with respect to the consolidated balance sheets of LucasVarity and subsidiaries as of January 31, 1999 and 1998, and related consolidated statements of income, total recognised gains and losses, changes in shareholders' equity and cash flows for each of the years in the two year period ended January 31, 1999, which report appears in the Form 8-K/A of TRW Inc. dated May 17, 1999.

Yours faithfully


/s/ KPMG Audit Plc
KPMG Audit Plc



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